Exhibit 23.03

                    [LETTERHEAD OF THE MERITAS GROUP APPEARS HERE]

                               September 16, 1998


Board of Directors
Uwharrie Capital Corp
167 North Second Street
Albemarle, NC 28002


The Board:

        We hereby consent to the inclusion of the summary of and references to our appraisal report, including updates and to the reference to our firm under the caption "experts" in the Form S-2, Registration Statement under the Securities Act of 1933 and the related Prospectus for Uwharrie Capital Corp, and any amendments thereto, filed with the Securities and Exchange Commission and the Office of the Secretary of State of North Carolina.

                                          /s/ The Meritas Group, Inc.